Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with First Federal Savings Bank as of December 31, 2005. Enter information in Section 7 for all deposit accounts that you had at First Federal Savings Bank on December 31, 2005. Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with First Federal Savings Bank as of June 30, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at First Federal Savings Bank as of June 30, 2007. Other Members - Check here if you were a depositor of First Federal Savings Bank as of ______, 2007, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories. Local Community - Natural persons or trusts of natural persons residing in Montgomery County, TN General Public ______ x $10.00 = Deadline: The Subscription Offering ends at 12:00 Noon, Central time, on _________ __, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at one of our branch offices by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. First Advantage Bancorp reserves the right to accept or reject improper order forms. (1) Number of Shares (2) Total Amount Due The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000). Account Numbers Amounts $ $ $ Total Withdrawal $ (5) Check if you (or a household family member) are a: Director Officer Employee of First Federal Savings Bank or First Advantage Bancorp. Signature Date Please sign back of form as well Office Use Only: Date Rec'd _____ / ______ Check# ________________ $__________________ Check#_______________ $__________________ Batch# _________ Order # ___________ Category _____ Signature Date Please sign back of form as well (6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.) Individual Individual Retirement Account (IRA) Corporation Joint Tenants Uniform Transfer to Minors Act Partnership Tenants in Common Uniform Gift to Minors Act Trust - Under Agreement Dated ____________________ Name SS# or Tax ID Name SS# or Tax ID Address Daytime Telephone # City State Zip Code County Evening Telephone # (3) Method of Payment (4) Purchaser Information (check one) ______ (7) Qualifying Accounts You should list any accounts that you may have or had with First Federal Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering. Enclosed is a check, bank draft or money order payable to First Advantage Bancorp for $____________________________. I authorize First Federal Savings Bank to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal: Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _______ __, 2007 and understand I may not change or revoke my order once it is received by First Advantage Bancorp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. First Advantage Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the amended Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. Qualifying Accounts Names on Accounts Account Number STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Attn: Stock Information Center 1430 Madison Street Clarksville, TN 37040 (xxx) xxx-xxxx IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN. Signature: Date: Signature: Date: NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title. First Federal Savings Bank REVOCABLE PROXY Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of First Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the __th day of _________, 2007 and a Proxy Statement for the Special Meeting prior to signing this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FEDERAL SAVINGS BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON __________ __, 2007, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION. The undersigned, being a member of First Federal Savings Bank, hereby authorizes the Board of Directors of First Federal Savings Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of First Federal Savings Bank to be held at ___________________________, on __________ __, 2007 at ______, Central time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below: (1) Approval of the Plan of Conversion. The adoption of the Plan of Conversion (the "Plan") to convert First Federal Savings Bank from a federal mutual savings bank to a federal stock savings bank, including the adoption of a Federal Stock Charter and By-Laws, with the simultaneous issuance of its common stock to First Advantage Bancorp, a Tennessee corporation (the "Company") and sale by Company of shares of its common stock. (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting. This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted "FOR" adoption of the plan of conversion and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope. (Note: If shares are to be held jointly, both parties must sign) EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. Signature Date Signature Date CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY FIRST FEDERAL SAVINGS BANK, FIRST ADVANTAGE BANCORP, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR, JOHN E. RYAN AT (404) 888-0771 I further certify that, before purchasing the common stock of First Advantage Bancorp, I received a copy of the Prospectus dated ________ __, 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the prospectus: Risks Related to Our Business Until recently, our regulator had imposed restrictions on our operations. We have had to restate our recent financial statements. If, as a public company, we are required to restate our financial statements, our stock price could suffer. Our core earnings are weak, which we expect will continue for the foreseeable future. We have a relatively high level of non-performing assets, which could reduce our income. Our concentrations in construction loans, including speculative construction loans, nonresidential real estate loans and land loans may expose us to increased credit risk. Rising interest rates may hurt our earnings and asset value. A downturn in the local economy or a decline in real estate values could hurt our profits. Strong competition within our primary market area could hurt our profits and slow growth. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations. Risks Related to this Offering Additional expenses following the offering from operating as a public company and from new equity benefit plans will adversely affect our profitability. We will have to upgrade our finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. Our return on equity may negatively impact the value of our common stock. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability. Issuance of shares for benefit programs may dilute your ownership interest. Our stock price may decline when trading commences. There may be a limited market for our common stock, which may adversely affect our stock price. First Federal Savings Bank REVOCABLE PROXY FOR AGAINST FOR AGAINST

First Advantage Bancorp	Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares (30,000 shares x $10.00 per share = $300,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 60,000 shares (60,000 shares x $10.00 per share = $600,000) of the common stock offered in the stock offering. For additional information, see “The Conversion and Stock Offering- Limitations on Stock Purchases” in the prospectus.
Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our First Federal Savings Bank branch) or by check, bank draft or money order payable to First Advantage Bancorp. DO NOT MAIL CASH. Your funds will earn interest at First Federal Savings Bank’s passbook savings annual percentage yield until the stock offering is completed.
To pay by withdrawal from a deposit account or certificate of deposit at First Federal Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. First Federal Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.
Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.
Item 5 - Please check one of these boxes if you are a director, officer or employee of First Federal Savings Bank, or a member of such person’s household.
Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Advantage Bancorp common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-___. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.
Item 7 - You should list any qualifying accounts that you have or may have had with First Federal Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.
NOTE: The order form must be received (not postmarked) at                      before the end of the subscription offering on                      ___, 2007 at 12:00 noon, Central time.
(See Reverse Side for Stock Ownership Guide)

First Advantage Bancorp	Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide
Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.
Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.
Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.
Uniform Transfers To Minors Act - For residents of Tennessee and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents of California, Delaware, Puerto Rico, South Carolina and Vermont stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-TN (or your state’s abbreviation) or UGMA-CA (or your state’s abbreviation)
List only the minor’s social security number on the form.
Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.
Individual Retirement Account - Individual Retirement Account (“IRA”) holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at First Federal Savings Bank. The stock cannot be held in your First Federal Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 — list the name of the broker or trust department followed by CUST or TRUSTEE. On Name Line 2 — FBO (for benefit of) YOUR NAME [IRA a/c #___].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.
Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.
(See Reverse Side for Stock Order Form Instructions)